Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statements of Additional Information, each dated August 1, 2024, and each included in this Post-Effective Amendment No. 68 to the Registration Statement (Form N-1A, File No. 033-32476) of Cash Account Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated June 20, 2024, with respect to the financial statements and financial highlights of DWS Government & Agency Securities Portfolio and DWS Tax-Exempt Portfolio (two of the funds constituting Cash Account Trust), which are included in the Annual Reports to Shareholders (Forms N-CSR) for the year ended April 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

July 25, 2024